171917v3 Digioutsource - General Business Exhibit 23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM Super Group (SGHC) Limited St. Peter Port, Guernsey We hereby consent to the incorporation by reference in the Registration Statements on Form S- 8 (No. 333-266396) and Form F-3 (No. 333-272014) of Super Group (SGHC) Limited (the Company) of our Change in Registrant’s Certifying Accountant Letter dated May 13, 2025, in Exhibit 16.1, and of the reference to our firm under “Change in Registrant’s Certifying Accountant,” each in the Current Report on Form 6-K of the Company dated May 13, 2025. /s/ BDO LLP BDO LLP London, United Kingdom May 13, 2025